Exhibit 99.1

WillScot Mobile Mini Announces $500 Million Senior Secured Notes Offering

PHOENIX, September 11, 2023 – WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini” or the “Company”) (Nasdaq: WSC), the North American leader in innovative flexible space and storage solutions, today announced that its indirect subsidiary Williams Scotsman, Inc. (“WSI”) plans to offer, subject to market and other conditions, $500 million aggregate principal amount of senior secured notes due 2031 (the “Notes”). The Notes will be WSI’s general second lien senior secured obligations, guaranteed on a senior secured basis by each of WSI’s direct and indirect domestic subsidiaries that guarantees WSI’s obligations under the existing ABL credit facility and WSI’s direct parent, Williams Scotsman Holdings Corp.

WSI intends to use the net proceeds of the offering to repay approximately $494 million of outstanding indebtedness under its existing ABL credit facility and to pay related fees and expenses.

The Notes will be offered only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons outside the United States in accordance with Regulation S under the Securities Act. The Notes and the related guarantees will not be registered under the Securities Act or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

About WillScot Mobile Mini

WillScot Mobile Mini trades on the Nasdaq stock exchange under the ticker symbol “WSC.” Headquartered in Phoenix, Arizona, the Company is a leading business services provider specializing in innovative flexible space and storage solutions. WillScot Mobile Mini services diverse end markets across all sectors of the economy from a network of approximately 240 branch locations and additional drop lots throughout the United States, Canada, and Mexico.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. The words “estimates,” “expects,” “anticipates,” “believes,” “forecasts,” “plans,” “intends,” “may,” “will,” “should,” “shall,” “outlook,” “guidance,” “see,” “have confidence” and variations of these words and similar expressions identify forward-looking statements, which are generally not historical in nature. Certain of these forward-looking statements include statements relating to the timing and conduct of the offering of the Notes, the size and terms of the offering of the Notes and the closing of the offering of the Notes. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other important factors, many of which are outside our control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These risks include, without limitation, risks and uncertainties related to market conditions, that the size of the offering of the Notes could change or the offering of the Notes could be terminated, and the satisfaction of customary closing conditions related to the offering of the Notes. Any forward-looking statement speaks only at the date on which it is made, and the Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contact Information

Investor Inquiries:	Media Inquiries:
Nick Girardi	Jake Saylor
investors@willscotmobilemini.com	jake.saylor@willscot.com